Exhibit 99.1
Starbucks Reports Q2 Fiscal Year 2026 Results
Company Delivers Healthy Comparable Store Sales and Earnings Growth
Global Q2 Comparable Store Sales Up 6.2%, Led by Transaction Growth
Q2 Consolidated Net Revenues Up 9% to $9.5 billion
Q2 GAAP EPS $0.45, Non-GAAP EPS $0.50
Raises Fiscal Year 2026 Guidance for Comparable Stores Sales Growth and Non-GAAP EPS

SEATTLE; April 28, 2026 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal second quarter ended March 29, 2026. GAAP results in fiscal 2026 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q2 Fiscal Year 2026 Highlights

•Global comparable store sales increased 6.2%, primarily driven by a 3.8% increase in comparable transactions and a 2.3% increase in average ticket
◦North America comparable store sales increased 7.1%, primarily driven by a 4.4% increase in comparable transactions and a 2.6% increase in average ticket; U.S. comparable store sales increased 7.1%, primarily driven by a 4.3% increase in comparable transactions and a 2.7% increase in average ticket
◦International comparable store sales increased 2.6%, primarily driven by a 2.1% increase in comparable transactions and a 0.5% increase in average ticket; China comparable store sales increased 0.5%, primarily driven by a 2.1% increase in comparable transactions, partially offset by a 1.6% decline in average ticket
•The company opened 11 net new stores in Q2, ending the period with 41,129 stores: 52% company-operated and 48% licensed
◦At the end of Q2, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,944 and 7,991 stores in the U.S. and China, respectively
•Consolidated net revenues increased 9% to $9.5 billion, or a 8% increase on a constant currency basis
•GAAP operating margin expanded 180 basis points year-over-year to 8.7%, primarily driven by sales leverage and lower store operating and depreciation and amortization costs after classifying assets for Starbucks retail operations in China as held for sale, partially offset by labor investments largely in support of “Back to Starbucks”
◦Non-GAAP operating margin expanded 120 basis points year-over-year to 9.4%, or 110 basis points on a constant currency basis
•Effective tax rate of 29.8% compared to 23.5% in the prior year, with the increase primarily due to the impact of reorganizing certain entities in China, the $8 million discrete increase to the change in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale in the first quarter of 2026, and the effect of higher pre-tax earnings and the proportionate impacts from certain permanent differences and discrete items
◦Non-GAAP effective tax rate increased 340 basis points to 27.1%
•GAAP earnings per share of $0.45 increased 32% over prior year
◦Non-GAAP earnings per share of $0.50 expanded 22% over prior year, including on a constant currency basis

“Our second quarter marked the turn in our turnaround as our Back to Starbucks plan drove both top and bottom line growth,” commented Brian Niccol, chairman and chief executive officer. “This is the Starbucks our customers deserve and the Starbucks we believe will deliver long-term growth and value for our partners and shareholders as we execute consistently, at-scale.”

“We’ve been clear that topline improvement would come first, with earnings growth to follow. We have more work to do, but we're pleased to see the combination of our comp growth and cost discipline starting to show up in margins,” commented Cathy Smith, chief financial officer.

Q2 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 29, 2026	Mar 30, 2025
Change in Comparable Store Sales (1)	7.1%	(1.3)%
Change in Transactions	4.4%	(3.9)%
Change in Ticket	2.6%	2.7%
Store Count (2)	18,385	18,627	(1)%
Net revenues	$6,893.8	$6,472.7	7%
Operating Income	$679.9	$748.3	(9)%
Operating Margin	9.9%	11.6%	(170) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2) Includes the impact of 7 stores closed in Q2 FY26 as part of our “Back to Starbucks” restructuring plan.

Net revenues for the North America segment increased 7% over Q2 FY25 to $6.9 billion in Q2 FY26, primarily driven by an increase in company-operated store revenue due to a 7.1% increase in comparable store sales, driven by a 4.4% increase in comparable transactions and a 2.6% increase in average ticket.

Operating income decreased to $679.9 million in Q2 FY26 compared to $748.3 million in Q2 FY25. Operating margin of 9.9% contracted from 11.6% in the prior year, primarily driven by labor investments largely in support of “Back to Starbucks”, product mix shift, and inflation led by tariffs and elevated coffee pricing, partially offset by sales leverage.

Q2 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 29, 2026	Mar 30, 2025
Change in Comparable Store Sales (1)	2.6%	1.7%
Change in Transactions	2.1%	3.0%
Change in Ticket	0.5%	(1.3)%
Store Count (2)	22,744	22,162	3%
Net revenues	$2,051.1	$1,867.1	10%
Operating Income	$398.6	$217.0	84%
Operating Margin	19.4%	11.6%	780 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2) Includes the impact of 55 stores closed in Q2 FY26 as part of our “Back to Starbucks” restructuring plan.

Net revenues for the International segment increased 10% over Q2 FY25 to $2.1 billion in Q2 FY26, primarily driven by an increase in our licensed store business revenue, favorable foreign currency translation impacts, an increase in company-operated store revenue due to a 2.6% increase in comparable store sales, driven by a 2.1% increase in comparable transactions and a 0.5% increase in average ticket, and net new company-operated store growth of 3% over the past 12 months.

Operating income increased to $398.6 million in Q2 FY26 compared to $217.0 million in Q2 FY25. Operating margin of 19.4% expanded from 11.6% in the prior year, primarily driven by lower store operating and depreciation and amortization costs after classifying assets for Starbucks retail operations in China as held for sale and ceasing the related depreciation and amortization, and sales leverage, partially offset by inflationary pressures, primarily driven by elevated coffee pricing.

Q2 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 29, 2026	Mar 30, 2025
Net revenues	$567.8	$409.0	39%
Operating Income	$229.9	$193.5	19%
Operating Margin	40.5%	47.3%	(680) bps

Net revenues for the Channel Development segment increased 39% over Q2 FY25 to $567.8 million in Q2 FY26, primarily due to an increase in revenue in the Global Coffee Alliance.

Operating income increased to $229.9 million in Q2 FY26 compared to $193.5 million in Q2 FY25. Operating margin of 40.5% contracted from 47.3% in the prior year, primarily driven by lower income from the North American Coffee Partnership joint venture relative to segment revenue growth and other product mix shifts.

Company Update

1.In January, the company hosted its Investor Day in New York City where Starbucks leaders, including ceo, Brian Niccol, cfo, Cathy Smith, and other executive leaders highlighted the company’s turnaround progress, unveiled new coffeehouse innovations, introduced a reimagined loyalty program, and reaffirmed its commitment to be the world’s leading customer service company.

2.In March, the company launched its reimagined loyalty program with three levels of membership – Green, Gold, Reserve – to deliver more meaningful value, personalization, and engagement in members. This evolution is a key milestone in the Back to Starbucks strategy and has reinvigorated what it means to be a Starbucks Rewards member.

3.In March, the company hosted its 34th Annual Meeting of Shareholders. Brian Niccol delivered opening remarks, highlighting continued progress in the company’s Back to Starbucks plan and commitments. Shareholders voted in favor of all director nominees, approved the company’s executive compensation on an advisory basis, and ratified the appointment of the company’s independent registered public accounting firm.

4.In April, the company announced a new incentive rewards program designed to create more opportunities for hourly coffeehouse partners to share in the success of the Back to Starbucks transformation. The program reflects the company's continued commitment to offering one of the most competitive total compensation and benefits packages in the industry.

5.In April, the company announced the closing of its previously announced joint venture with Boyu Capital to operate Starbucks retail in China, marking a significant milestone in the company's long-term strategy to unlock sustainable, disciplined growth in China. Under the terms of the agreement, funds managed by Boyu Capital now hold a 60% stake in Starbucks China retail operations, while Starbucks retains a 40% ownership interest and continues to own and license the brand and intellectual property to the joint venture. The impact of this transaction will begin to be reported in connection with our third quarter results.

6.In April, the company announced a plan to open an additional office in Nashville, Tennessee intended to establish a more strategic presence in the Southeast region of the U.S. In March, management approved a restructuring plan to relocate certain functions of our support organization to the additional office.

7.The Board declared a cash dividend of $0.62 per share, payable on May 29, 2026, to shareholders of record on May 15, 2026. The company had 64 consecutive quarters of dividend payouts with CAGR of 17% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Fiscal Year 2026 Guidance
The company updates its fiscal year 2026 guidance (all growth targets are relative to fiscal year 2025 non-GAAP measures unless specified):

•Global and U.S. comparable store sales growth of 5.0% or greater;
•Consolidated net revenues roughly flat year over year;
•Non-GAAP consolidated operating margin to slightly improve year over year;
•Non-GAAP earnings per share in the range of $2.25 to $2.45; and
•Approximately 600 to 650 net new coffeehouses globally across company-operated and licensed businesses.

Please refer to the section entitled "Non-GAAP Disclosure" and the reconciliation of GAAP measures to non-GAAP measures at the end of this release. Certain projected non-GAAP financial measures cannot be reconciled to the most comparable GAAP measure without unreasonable effort.

Guidance reflects the retail operations of Starbucks China as a joint venture licensee structure in the second half of the fiscal year 2026. The retail operations of Starbucks China are reported as a company‑operated business for the first half of fiscal year 2026.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call.

Conference Call
Starbucks will hold a conference call today at 1:15 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, June 12, 2026.

The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to responsibly sourcing and roasting high-quality arabica coffee. Today, with a global footprint of more than 41,000 company-operated and licensed coffeehouses and a growing presence in consumer-packaged goods, we are the world's premier purveyor of specialty coffee. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:
•our ability to preserve, grow, and leverage our brands;

•the impact of our brand, marketing, promotional, advertising, and pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks” strategy and our restructuring plan;
•the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, other strategic transactions or entry into joint ventures, including our joint venture with respect to Starbucks retail operations in China;
•our ability to align our investment efforts with our strategic goals;
•evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key business partners and suppliers;
•the potential negative effects of food or beverage safety incidents, or product recalls, including any perceived association of our products or brands with such incidents;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores and manage related costs;
•our heavy reliance on the financial performance of our North America operating segment and our dependence on the performance and growth of certain international markets;
•our ability to operate and successfully expand our footprint in international markets, which is influenced by factors distinct from our North America operating segment;
•inherent risks of operating a global business, including changing conditions in our markets; local factors affecting store openings, protectionist trade or foreign investment policies, such as tariffs and import/export regulations; economic or trade sanctions; compliance with local laws and other regulations; and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients and related volatility;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers;
•the impact of unfavorable macroeconomic conditions and other factors, including economic slowdowns or recessions, rising real estate costs, supply chain disruptions, climate change and extreme weather events, inflation and interest rate fluctuations, government shutdowns, labor unrest, geopolitical instability, disruptions in credit markets and foreign current exchange rate volatility;
•failure to meet market expectations for our financial performance or any announced guidance and the impact thereof;
•failure to attract or retain key executive or partner talent;
•changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods); marketing, category expansion, product introductions; or entry or expansion in our geographic markets;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and complex and changing legal and regulatory requirements, including in privacy and data protection;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•the unauthorized access, use, theft, or destruction of our data, or of our proprietary or confidential information and the impact thereof;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and

•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment, and new risks periodically emerge. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Catherine Park	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 29, 2026	Mar 30, 2025	% Change	Mar 29, 2026	Mar 30, 2025

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,816.4	$7,285.0	7.3%	82.0%	83.1%
Licensed stores	1,088.4	1,016.0	7.1	11.4	11.6
Other	626.7	460.6	36.1	6.6	5.3
Total net revenues	9,531.5	8,761.6	8.8	100.0	100.0
Product and distribution costs	3,208.5	2,737.6	17.2	33.7	31.2
Store operating expenses	4,408.6	4,176.0	5.6	46.3	47.7
Other operating expenses	130.5	138.7	(5.9)	1.4	1.6
Depreciation and amortization expenses	363.4	418.9	(13.2)	3.8	4.8
General and administrative expenses	618.1	632.3	(2.2)	6.5	7.2
Restructuring and impairments	25.1	116.2	(78.4)	0.3	1.3
Total operating expenses	8,754.2	8,219.7	6.5	91.8	93.8
Income from equity investees	50.8	59.1	(14.0)	0.5	0.7
Operating income	828.1	601.0	37.8	8.7	6.9
Interest income and other, net	37.0	28.4	30.3	0.4	0.3
Interest expense	(137.0)	(127.3)	7.6	(1.4)	(1.5)
Earnings before income taxes	728.1	502.1	45.0	7.6	5.7
Income tax expense	217.3	118.0	84.2	2.3	1.3
Net earnings including noncontrolling interests	510.8	384.1	33.0	5.4	4.4
Net earnings/(loss) attributable to noncontrolling interests	(0.1)	(0.1)	—	0.0	0.0
Net earnings attributable to Starbucks	$510.9	$384.2	33.0	5.4%	4.4%
Net earnings per common share - diluted	$0.45	$0.34	32.4%
Weighted avg. shares outstanding - diluted	1,143.2	1,140.0
Cash dividends declared per share	$0.62	$0.61
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				56.4%	57.3%
Effective tax rate including noncontrolling interests				29.8%	23.5%

	Two Quarters Ended			Two Quarters Ended
	Mar 29, 2026	Mar 30, 2025	% Change	Mar 29, 2026	Mar 30, 2025

				As a % of total net revenues
Net revenues:
Company-operated stores	$16,004.4	$15,070.3	6.2%	82.3%	83.0%
Licensed stores	2,218.8	2,151.7	3.1	11.4	11.8
Other	1,223.4	937.4	30.5	6.3	5.2
Total net revenues	19,446.6	18,159.4	7.1	100.0	100.0
Product and distribution costs	6,482.1	5,631.3	15.1	33.3	31.0
Store operating expenses	8,961.0	8,379.1	6.9	46.1	46.1
Other operating expenses	261.7	291.3	(10.2)	1.3	1.6
Depreciation and amortization expenses	764.3	826.2	(7.5)	3.9	4.5
General and administrative expenses	1,256.8	1,298.0	(3.2)	6.5	7.1
Restructuring and impairments	113.2	116.2	(2.6)	0.6	0.6
Total operating expenses	17,839.1	16,542.1	7.8	91.7	91.1
Income from equity investees	111.3	105.5	5.5	0.6	0.6
Operating income	1,718.8	1,722.8	(0.2)	8.8	9.5
Interest income and other, net	50.1	56.2	(10.9)	0.3	0.3
Interest expense	(276.0)	(254.5)	8.4	(1.4)	(1.4)
Earnings before income taxes	1,492.9	1,524.5	(2.1)	7.7	8.4
Income tax expense	688.9	359.4	91.7	3.5	2.0
Net earnings including noncontrolling interests	804.0	1,165.1	(31.0)	4.1	6.4
Net earnings attributable to noncontrolling interests	(0.2)	0.1	nm	0.0	0.0
Net earnings attributable to Starbucks	$804.2	$1,165.0	(31.0)	4.1%	6.4%
Net earnings per common share - diluted	$0.70	$1.02	(31.4)%
Weighted avg. shares outstanding - diluted	1,142.6	1,139.2
Cash dividends declared per share	$1.24	$1.22
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				56.0%	55.6%
Effective tax rate including noncontrolling interests				46.1%	23.6%

Segment Results (in millions)

North America

	Mar 29, 2026	Mar 30, 2025	% Change	Mar 29, 2026	Mar 30, 2025
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,284.7	$5,861.7	7.2%	91.2%	90.6%
Licensed stores	608.0	610.3	(0.4)	8.8	9.4
Other	1.1	0.7	57.1	0.0	0.0
Total net revenues	6,893.8	6,472.7	6.5	100.0	100.0
Product and distribution costs	2,068.8	1,807.1	14.5	30.0	27.9
Store operating expenses	3,691.9	3,431.6	7.6	53.6	53.0
Other operating expenses	56.0	68.6	(18.4)	0.8	1.1
Depreciation and amortization expenses	299.5	299.2	0.1	4.3	4.6
General and administrative expenses	92.4	96.6	(4.3)	1.3	1.5
Restructuring and impairments	5.3	21.3	(75.1)	0.1	0.3
Total operating expenses	6,213.9	5,724.4	8.6	90.1	88.4
Operating income	$679.9	$748.3	(9.1)%	9.9%	11.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				58.7%	58.5%

Two Quarters Ended
Net revenues:
Company-operated stores	$12,920.2	$12,229.5	5.6%	91.2%	90.3%
Licensed stores	1,251.2	1,313.0	(4.7)	8.8	9.7
Other	2.9	2.1	38.1	0.0	0.0
Total net revenues	14,174.3	13,544.6	4.6	100.0	100.0
Product and distribution costs	4,204.3	3,774.6	11.4	29.7	27.9
Store operating expenses	7,477.0	6,890.1	8.5	52.8	50.9
Other operating expenses	115.8	147.0	(21.2)	0.8	1.1
Depreciation and amortization expenses	598.3	588.1	1.7	4.2	4.3
General and administrative expenses	186.7	193.9	(3.7)	1.3	1.4
Restructuring and impairments	45.3	21.3	112.7	0.3	0.2
Total operating expenses	12,627.4	11,615.0	8.7	89.1	85.8
Operating income	$1,546.9	$1,929.6	(19.8)%	10.9%	14.2%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				57.9%	56.3%

International

	Mar 29, 2026	Mar 30, 2025	% Change	Mar 29, 2026	Mar 30, 2025
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,531.7	$1,423.3	7.6%	74.7%	76.2%
Licensed stores	480.4	405.7	18.4	23.4	21.7
Other	39.0	38.1	2.4	1.9	2.0
Total net revenues	2,051.1	1,867.1	9.9	100.0	100.0
Product and distribution costs	749.7	659.8	13.6	36.6	35.3
Store operating expenses	716.7	744.4	(3.7)	34.9	39.9
Other operating expenses	55.6	55.1	0.9	2.7	3.0
Depreciation and amortization expenses	32.6	89.0	(63.4)	1.6	4.8
General and administrative expenses	89.0	84.8	5.0	4.3	4.5
Restructuring and impairments	8.8	16.8	(47.6)	0.4	0.9
Total operating expenses	1,652.4	1,649.9	0.2	80.6	88.4
Income/(loss) from equity investees	(0.1)	(0.2)	(50.0)	0.0	0.0
Operating income	$398.6	$217.0	83.7%	19.4%	11.6%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				46.8%	52.3%

Two Quarters Ended
Net revenues:
Company-operated stores	$3,084.2	$2,840.8	8.6%	74.9%	76.0%
Licensed stores	967.6	838.7	15.4	23.5	22.4
Other	64.2	58.9	9.0	1.6	1.6
Total net revenues	4,116.0	3,738.4	10.1	100.0	100.0
Product and distribution costs	1,497.8	1,306.8	14.6	36.4	35.0
Store operating expenses	1,484.0	1,489.0	(0.3)	36.1	39.8
Other operating expenses	112.3	115.7	(2.9)	2.7	3.1
Depreciation and amortization expenses	102.7	178.1	(42.3)	2.5	4.8
General and administrative expenses	184.9	177.2	4.3	4.5	4.7
Restructuring and impairments	52.4	16.8	211.9	1.3	0.4
Total operating expenses	3,434.1	3,283.6	4.6	83.4	87.8
Income/(loss) from equity investees	(0.5)	(0.7)	(28.6)	0.0	0.0
Operating income	$681.4	$454.1	50.1%	16.6%	12.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				48.1%	52.4%

Channel Development

	Mar 29, 2026	Mar 30, 2025	% Change	Mar 29, 2026	Mar 30, 2025
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$567.8	$409.0	38.8%
Product and distribution costs	370.5	257.7	43.8	65.3%	63.0%
Other operating expenses	17.7	15.0	18.0	3.1	3.7
General and administrative expenses	0.7	1.2	(41.7)	0.1	0.3
Restructuring and impairments	(0.1)	0.9	nm	0.0	0.2
Total operating expenses	388.8	274.8	41.5	68.5	67.2
Income from equity investees	50.9	59.3	(14.2)	9.0	14.5
Operating income	$229.9	$193.5	18.8%	40.5%	47.3%

Two Quarters Ended
Net revenues	$1,090.5	$845.3	29.0%
Product and distribution costs	723.1	517.5	39.7	66.3%	61.2%
Other operating expenses	31.5	28.4	10.9	2.9	3.4
General and administrative expenses	1.9	3.1	(38.7)	0.2	0.4
Restructuring and impairments	0.1	0.9	(88.9)	0.0	0.1
Total operating expenses	756.6	549.9	37.6	69.4	65.1
Income from equity investees	111.8	106.2	5.3	10.3	12.6
Operating income	$445.7	$401.6	11.0%	40.9%	47.5%
Corporate and Other

	Mar 29, 2026	Mar 30, 2025	% Change

Quarter Ended
Net revenues	$18.8	$12.8	46.9%
Product and distribution costs	19.5	13.0	50.0
Other operating expenses	1.2	—	nm
Depreciation and amortization expenses	31.3	30.7	2.0
General and administrative expenses	436.0	449.7	(3.0)
Restructuring and impairments	11.1	77.2	(85.6)
Total operating expenses	499.1	570.6	(12.5)
Operating loss	$(480.3)	$(557.8)	(13.9)%

Two Quarters Ended
Net revenues	$65.8	$31.1	111.6%
Product and distribution costs	56.9	32.4	75.6
Other operating expenses	2.1	0.2	950.0
Depreciation and amortization expenses	63.3	60.0	5.5
General and administrative expenses	883.3	923.8	(4.4)
Restructuring and impairments	15.4	77.2	(80.1)
Total operating expenses	1,021.0	1,093.6	(6.6)
Operating loss	$(955.2)	$(1,062.5)	(10.1)%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Mar 29, 2026	Sep 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,532.0	$3,219.8
Short-term investments	168.3	247.2
Accounts receivable, net	1,288.9	1,277.5
Inventories	2,157.8	2,185.6
Prepaid expenses and other current assets	368.8	452.2
Assets held for sale	5,043.4	—
Total current assets	10,559.2	7,382.3
Long-term investments	306.3	246.9
Equity investments	483.1	466.2
Property, plant and equipment, net	7,188.7	8,493.5
Operating lease, right-of-use asset	8,189.5	9,315.7
Deferred incomes taxes, net	1,541.8	1,826.9
Other long-term assets	817.8	752.5
Other intangible assets	176.0	166.8
Goodwill	1,295.1	3,368.9
TOTAL ASSETS	$30,557.5	$32,019.7
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,674.3	$1,852.8
Accrued liabilities	2,168.0	2,359.7
Accrued payroll and benefits	793.9	1,093.9
Current portion of operating lease liability	1,301.2	1,564.5
Stored value card liability and current portion of deferred revenue	1,828.7	1,840.6
Current portion of long-term debt	1,997.7	1,498.9
Liabilities held for sale	1,685.6	—
Total current liabilities	11,449.4	10,210.4
Long-term debt	13,084.2	14,575.9
Operating lease liability	8,008.3	8,972.2
Deferred revenue	5,678.7	5,772.6
Other long-term liabilities	794.6	577.8
Total liabilities	39,015.2	40,108.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,139.5 and 1,136.9 shares, respectively	1.1	1.1
Additional paid-in-capital	832.1	634.1
Retained deficit	(8,881.0)	(8,272.5)
Accumulated other comprehensive income/(loss)	(417.3)	(459.3)
Total shareholders’ deficit	(8,465.1)	(8,096.6)
Noncontrolling interests	7.4	7.4
Total deficit	(8,457.7)	(8,089.2)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$30,557.5	$32,019.7

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Two Quarters Ended
	Mar 29, 2026	Mar 30, 2025
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$804.0	$1,165.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	821.1	867.5
Deferred income taxes, net	363.0	(12.4)
Income earned from equity method investees, net	(128.0)	(115.5)
Distributions received from equity method investees	109.7	133.8
Stock-based compensation	219.3	178.3
Non-cash lease costs	675.3	811.6
Loss on disposal, impairment, and accelerated amortization of assets	138.0	82.1
Other	(2.0)	3.4
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(83.4)	17.0
Inventories	(90.4)	(281.0)
Income taxes payable	(5.9)	6.4
Accounts payable	(41.4)	339.4
Deferred revenue	103.2	65.4
Operating lease liability	(879.3)	(834.4)
Other operating assets and liabilities	(41.0)	(62.7)
Net cash provided by operating activities	1,962.2	2,364.0
INVESTING ACTIVITIES:
Purchases of investments	(105.6)	(169.4)
Sales of investments	16.4	—
Maturities and calls of investments	106.0	141.0
Additions to property, plant and equipment	(596.4)	(1,282.1)
Acquisitions, net of cash acquired	—	(177.1)
Other	(73.7)	(11.6)
Net cash used in investing activities	(653.3)	(1,499.2)
FINANCING ACTIVITIES:
Net proceeds from issuance of short-term debt	2.5	1.1
Repayments of short-term debt	—	(5.4)
Repayments of long-term debt	(1,000.0)	—
Proceeds from issuance of common stock	36.5	44.4
Cash dividends paid	(1,411.4)	(1,384.9)
Minimum tax withholdings on share-based awards	(60.2)	(76.5)
Net cash used in financing activities	(2,432.6)	(1,421.3)
Effect of exchange rate changes on cash and cash equivalents	5.9	(58.3)
Less: Net change in cash balances classified as assets held for sale	(570.0)	—
Net increase/(decrease) in cash and cash equivalents	(1,687.8)	(614.8)
CASH AND CASH EQUIVALENTS:
Beginning of period	3,219.8	3,286.2
End of period	$1,532.0	$2,671.4
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$314.4	$294.2
Income taxes	$320.5	$459.2

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Mar 29, 2026	Mar 30, 2025
Net revenues	$6,435.9	$6,048.8	6%
Change in Comparable Store Sales (1)	7.1%	(1.6)%
Change in Transactions	4.3%	(4.3)%
Change in Ticket	2.7%	2.9%
Store Count (2)	16,944	17,122	(1)%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2)Includes the impact of 4 stores closed in Q2 FY26 as part of our “Back to Starbucks” restructuring plan.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Mar 29, 2026	Mar 30, 2025
Net revenues	$799.8	$739.7	8%
Change in Comparable Store Sales (1)	0.5%	(0.1)%
Change in Transactions	2.1%	4.4%
Change in Ticket	(1.6)%	(4.2)%
Store Count (2)	7,991	7,758	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2)Includes the impact of 48 stores closed in Q2 FY26 as part of our “Back to Starbucks” restructuring plan.

Store Data

	Net stores opened/(closed) and transferred during the period (1)
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 29, 2026	Mar 30, 2025	Mar 29, 2026	Mar 30, 2025	Mar 29, 2026	Mar 30, 2025
North America:
Company-operated stores	44	89	104	170	11,122	11,331
Licensed stores	(19)	1	(30)	33	7,263	7,296
Total North America	25	90	74	203	18,385	18,627
International:
Company-operated stores (2)	(10)	91	(61)	317	10,435	10,174
Licensed stores (2)	(4)	32	126	70	12,309	11,988
Total International	(14)	123	65	387	22,744	22,162
Total Company	11	213	139	590	41,129	40,789
(1) Includes the impact of 62 stores closed in Q2 FY26 as part of our “Back to Starbucks” restructuring plan.
(2) Includes the conversion of 113 licensed stores to company-operated stores following the acquisition of 23.5 Degrees Topco Limited during the first quarter of fiscal 2025.

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures in this release that are not in accordance with, or alternatives for, GAAP. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs
Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store assets and employee severance costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

Transaction costs	Management excludes transaction costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Income tax impact from changes in indefinite reinvestment assertions	Management excludes the income tax impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transformation costs
Management excludes transformation costs that reflect temporary, incremental third‑party professional services incurred in connection with a defined initiative to implement changes to certain processes and operating models. These expenses are anticipated to be completed within a finite period of time.

The company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

The company is unable to provide a reconciliation of our Non-GAAP consolidated operating margin growth target to the corresponding GAAP financial measure because the company believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Mar 30, 2025 as reported (GAAP)	$8,761.6
Revenue for the quarter ended Mar 29, 2026 as reported (GAAP)	$9,531.5
Change (%)	8.8%
Constant Currency Impact (%)	(0.7)
Change in Constant Currency (%)	8.1%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Mar 29, 2026	Mar 30, 2025	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$828.1	$601.0	37.8%
Restructuring and impairments (2)	25.1	116.2
Transaction costs (3)	9.8	—
Transformation costs (4)	28.9	—
Non-GAAP operating income	$891.9	$717.2	24.4%	(1.3)%	23.1%

Operating margin, as reported (GAAP)	8.7%	6.9%	180 bps
Restructuring and impairments (2)	0.3	1.3
Transaction costs (3)	0.1	—
Transformation costs (4)	0.3	—
Non-GAAP operating margin	9.4%	8.2%	120 bps	(10) bps	110 bps

Diluted net earnings per share, as reported (GAAP)	$0.45	$0.34	32.4%
Restructuring and impairments (2)	0.02	0.10
Transaction costs (3)	0.01	—
Transformation costs (4)	0.03	—
Income tax effect on Non-GAAP adjustments (5)	—	(0.03)
Income tax impact from changes in indefinite reinvestment assertions (6)	0.01	—
Non-GAAP diluted net earnings per share	$0.50	$0.41	22.0%	—%	22.0%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Represents transaction-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(4)Represents transformation costs primarily due to relocating certain functions of our support organization to an additional office in Nashville, Tennessee.
(5)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.
(6)Represents the impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale.

	Quarter Ended
Consolidated	Mar 29, 2026	Mar 30, 2025	Change
Effective tax rate (GAAP)	29.8%	23.5%	630 bps
Income tax effect on Non-GAAP adjustments (1)	6.2%	0.2%
Income tax impact from changes in indefinite reinvestment assertions (2)	(8.9)%	—%
Non-GAAP effective tax rate	27.1%	23.7%	340 bps
(1)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.
(2)Represents the impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale.

Q2 QTD FY26 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q2 QTD FY26
Statement of Earnings Line Item	North America	International	Channel Development	Corporate and Other	Consolidated
Restructuring and impairments
Restructuring and impairment costs (1)	$5.3	$8.8	$(0.1)	$11.1	$25.1
General and administrative expenses
Transaction costs (2)	$—	$5.4	$—	$4.4	$9.8
Transformation costs (3)	$2.5	$2.8	$—	$5.6	$10.9
Product and distribution costs
Transformation costs (3)	$16.7	$—	$—	$—	$16.7
Other operating expenses
Transformation costs (3)	$—	$1.3	$—	$—	$1.3
Total impact to operating income	$(24.5)	$(18.3)	$0.1	$(21.1)	$(63.8)
(1)Represents costs associated with our restructuring efforts.
(2)Represents transaction-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(3)Represents transformation costs primarily due to relocating certain functions of our support organization to an additional office in Nashville, Tennessee.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

Year Ended
Consolidated	Sep 27, 2026
(Projected)
Diluted net earnings per share (GAAP) (1)	$ 1.73- 1.93
Restructuring and impairments	0.21
Transaction costs	0.08
Transformation costs	0.04
Income tax impact from changes in indefinite reinvestment assertions	0.24
Income tax effect on Non-GAAP adjustments	(0.05)
Non-GAAP net earnings per share (2)	$ 2.25- 2.45
(1)Management is currently evaluating the effects the transaction will have on our third quarter financial results, therefore the anticipated material gain, and related tax impacts, have been excluded from our projections.
(2)Certain numbers may not foot due to rounding convention.